EXHIBIT 99.1

For more information, contact:
Tom Miller Chief Financial Officer (818) 444-2325 tmiller@ixiacom.com	Michael Attar Director Investor Relations (818)444-2330 mattar@ixiacom.com
Ixia Announces 2006 Fourth Quarter and Full Year Results
CALABASAS, CA— March 12, 2007— Ixia (Nasdaq: XXIA) today reported its financial results for the fourth quarter and year ended December 31, 2006.
Total revenues for the fourth quarter of 2006 were $47.4 million, which compares to $35.5 million in the fourth quarter of 2005. Fourth quarter 2006 and 2005 revenues include reversals of deferred revenue of $7.1 million (see Exhibit A) and $63,000, respectively, related to the cessation of the implied post contract customer support (“PCS”) obligations on certain software products. Net income on a GAAP basis for the fourth quarter of 2006 was $4.5 million, or $0.07 per diluted share, compared to net income of $3.6 million, or $0.05 per diluted share, for the fourth quarter of 2005. Fourth quarter 2006 operating expenses include $1.3 million related to the recently completed restatement of Ixia’s Consolidated Financial Statements. As previously reported, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”), effective January 1, 2006.
Total revenues for the full year of 2006 were $180.1 million, which compares to $150.9 million for the full year of 2005. Full year 2006 and 2005 revenues include reversals of implied PCS deferred revenue of $25.9 and $1.1 million, respectively. Net income on a GAAP basis for the full year of 2006 was $13.5 million, or $0.20 per diluted share, compared to net income of $28.5 million, or $0.41 per diluted share, for the full year of 2005.
Ixia’s 2006 fourth quarter GAAP results include non-cash charges of $3.8 million related to stock-based compensation, $1.7 million for the amortization of acquired intangible assets, and a net tax benefit of $1.1 million related to these items. Excluding the effects of these items, non-GAAP net income for the fourth quarter of 2006 was $8.9 million, or $0.13 per diluted share, compared to $4.5 million, or $0.06 per diluted share, for the comparable period in 2005. Fourth quarter 2005 non-GAAP results exclude non-cash charges of $1.3 million related to the amortization of acquired intangible assets and a net tax benefit of $544,000 related to the tax effects of the amortization of the acquired intangible assets and tax benefits related to previously recognized stock-based compensation.
Ixia’s full year of 2006 GAAP results include non-cash charges of $18.0 million related to stock-based compensation, $6.5 million for the amortization of acquired intangible assets, and a net tax benefit of $6.3 million related to these items. Excluding the effects of these items, non-GAAP net income for the full year of 2006 was $31.6 million, or $0.46 per diluted share, compared to $29.5 million, or $0.43 per diluted share, for the comparable period in 2005. Full year 2005 non-GAAP results exclude non-cash charges of $5.2 million related to the amortization of acquired intangible assets and a net tax benefit of $4.1 million related to the tax effects of the amortization of the acquired intangible assets and tax benefits related to previously recognized stock-based compensation.
“Ixia has finished 2006 with solid momentum, as demonstrated by the sequential increase in our bookings and strong performance in a number of important areas,” commented Errol Ginsberg, President and Chief Executive Officer of Ixia. “We added over 60 new customers and had a strong quarter internationally, particularly in Europe. We also saw record demand for 10 Gigabit Ethernet testing products, IxLoad™, our IPTV and Triple Play test application, and IxNetwork™, our router and switch test application. Finally, our carrier business generated strong sequential growth, as we benefit from the investments in our sales force and demand generated by our customers’ roll-out of triple play services.”
“While our operating results may fluctuate quarter to quarter, over the longer term we are optimistic about Ixia’s growth prospects,” added Mr. Ginsberg. “The Company is in excellent financial condition and we continue to make targeted investments in our product development capabilities. The overall spending environment among our customers and potential customers looks favorable, as carriers are making significant investments in their networks to provide advanced services, like IPTV, and bandwidth intensive applications are proliferating, putting increased stress on networks and resulting in greater demand for sophisticated testing applications. These macro trends, combined with our robust product portfolio, position Ixia well for future growth opportunities.”
As of the end of the fourth quarter ended December 31, 2006, Ixia had cash, cash equivalents and investments of $222 million and no debt.
As previously disclosed, Ixia recently completed the restatement of certain of the Company’s previously filed financial statements through the filing of an amendment to its Form 10-K for the year ended December 31, 2005 and the filing of amendments to its Form 10-Qs for the quarters ended March 31, 2006 and June 30, 2006. The restatement was the result of errors in the Company’s historical revenue recognition accounting for its implied PCS obligations and a material weakness in the Company’s internal control over financial reporting with respect to the completeness and accuracy of revenue reporting for implied PCS obligations. Although the Company has taken and has committed to take a number of actions to prevent the reoccurrence of circumstances that led to the restatement, the Company believes that the above-described material weakness had not been fully remediated as of December 31, 2006.
Ixia will host a conference call today for analysts and investors to discuss its 2006 fourth quarter and full year results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com).

Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounted Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash expenses such as the amortization of acquisition-related intangible assets and stock-based compensation, as well as the related income tax effects of such items. The amortization of acquisition-related intangible assets and stock-based compensation represent non-cash charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain non-cash charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
We are a leading provider of performance test systems for IP-based infrastructure and services. Our highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Our test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments, and enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Our Triple Play test systems address the growing need to test voice, video, and data services and network capability under real-world conditions. Our vision is to be the world’s pre-eminent provider of solutions to enable testing of next generation IP Triple Play networks. Our test systems utilize a wide range of industry-standard interfaces, including Ethernet, SONET, ATM, and wireless connectivity, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818)-871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia, the Ixia four petal logo, IxLoad, and IxNetwork are trademarks and/or registered trademarks of Ixia. Other trademarks are the property of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in Amendment No. 2 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2005 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,644	$51,837
Short-term investments in marketable securities	152,703	124,456
Accounts receivable, net	36,221	31,565
Inventories	11,604	9,846
Deferred income taxes	7,208	8,588
Prepaid expenses and other current assets	4,182	3,519

Total current assets	276,562	229,811

Investments in marketable securities	4,354	25,392
Property and equipment, net	22,044	19,750
Deferred income taxes	8,660	13,018
Intangible assets, net	20,224	20,462
Goodwill	16,728	13,468
Other assets	487	315

Total assets	$349,059	$322,216

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,195	$2,872
Accrued expenses	15,873	12,399
Deferred revenues	20,337	19,233
Income taxes payable	5,154	4,131

Total current liabilities	43,559	38,635

Deferred revenues and other liabilities	4,711	20,101

Total liabilities	48,270	58,736

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2006 and December 31, 2005; 67,351 and 66,580 shares issued and outstanding as of December 31, 2006 and December 31, 2005, respectively	132,413	126,792
Additional paid-in capital	86,305	68,098
Retained earnings	82,071	68,590

Total shareholders’ equity	300,789	263,480

Total liabilities and shareholders’ equity	$349,059	$322,216

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Products	$41,049	$29,744	$155,388	$130,045
Services	6,318	5,793	24,744	20,808

Total revenues	47,367	35,537	180,132	150,853

Costs and operating expenses:(1)
Cost of revenues — products	7,654	5,555	29,437	24,239
Cost of revenues — amortization of purchased technology	1,256	1,015	4,705	3,891
Cost of revenues — services	958	576	2,681	2,216
Research and development	10,730	8,890	43,450	32,404
Sales and marketing	13,857	11,115	59,020	39,359
General and administrative	7,173	4,498	23,800	16,438
Amortization of intangible assets	458	334	1,745	1,278

Total costs and operating expenses	42,086	31,983	164,838	119,825

Income from operations	5,281	3,554	15,294	31,028
Interest and other, net	2,668	1,569	9,409	5,055

Income before income taxes	7,949	5,123	24,703	36,083
Income tax expense	3,448	1,474	11,222	7,593

Net income	$4,501	$3,649	$13,481	$28,490

Earnings per share:
Basic	$0.07	$0.05	$0.20	$0.44
Diluted	$0.07	$0.05	$0.20	$0.41

Weighted average number of common and common equivalent shares outstanding:
Basic	67,297	66,397	67,005	65,168
Diluted	68,832	68,954	68,792	69,227

(1) Stock-based compensation included in:
Cost of revenues — products	$138	$—	$590	$—
Cost of revenues — services	52	—	224	—
Research and development	1,351	—	6,481	—
Sales and marketing	1,684	—	7,838	—
General and administrative	544	—	2,890	—

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended December 31,
	2006		2005
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$9,868	20.9%	$7,146	20.1%
Amortization of purchased technology (a)	(1,256)	-2.7%	(1,015)	-2.9%
Stock-based compensation (b)	(190)	-0.4%	—	0.0%

Total cost of revenues — Non-GAAP	$8,422	17.8%	$6,131	17.2%

Operating expenses — GAAP	$32,218	68.0%	$24,837	69.9%
Amortization of intangible assets (a)	(458)	-1.0%	(334)	-0.9%
Stock-based compensation (b)	(3,579)	-7.5%	—	0.0%

Operating expenses — Non-GAAP	$28,181	59.5%	$24,503	69.0%

Income from operations — GAAP	$5,281	11.1%	$3,554	10.0%
Effect of reconciling items (c)	5,483	11.6%	1,349	3.8%

Income from operations — Non-GAAP	$10,764	22.7%	$4,903	13.8%

Income tax expense — GAAP	$3,448	7.2%	$1,474	4.1%
Effect of reconciling items (d)	1,072	2.3%	544	1.5%

Income tax expense — Non-GAAP	$4,520	9.5%	$2,018	5.6%

Net income — GAAP	$4,501	9.5%	$3,649	10.2%
Effect of reconciling items (e)	4,411	9.3%	805	2.3%

Net income — Non-GAAP	$8,912	18.8%	$4,454	12.5%

Diluted earnings per share — GAAP	$0.07		$0.05
Effect of reconciling items (f)	0.06		0.01

Diluted earnings per share — Non-GAAP	$0.13		$0.06

(a)	This reconciling item represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, the acquisition of the mobile video and multimedia test business of Dilithium Networks (affects 2006 only), the acquisition of certain technology from Bell Canada (affects 2006 only), the acquisition of G3 Nova Technologies, Inc. and the acquisition of Communication Machinery Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). We adopted FAS 123R effective January 1, 2006. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a) and (b).

(e)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Twelve months ended December 31,
	2006		2005
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$36,823	20.4%	$30,346	20.2%
Amortization of purchased technology (a)	(4,705)	-2.6%	(3,891)	-2.6%
Stock-based compensation (b)	(814)	-0.5%	—	0.0%

Total cost of revenues — Non-GAAP	$31,304	17.3%	$26,455	17.6%

Operating expenses — GAAP	$128,015	71.1%	$89,479	59.2%
Amortization of intangible assets (a)	(1,745)	-1.0%	(1,278)	-0.8%
Stock-based compensation (b)	(17,209)	-9.5%	—	0.0%

Operating expenses — Non-GAAP	$109,061	60.6%	$88,201	58.4%

Income from operations — GAAP	$15,294	8.5%	$31,028	20.6%
Effect of reconciling items (c)	24,473	13.6%	5,169	3.4%

Income from operations — Non-GAAP	$39,767	22.1%	$36,197	24.0%

Income tax expense — GAAP	$11,222	6.2%	$7,593	5.0%
Effect of reconciling items (d)	6,345	3.5%	4,149	2.8%

Income tax expense — Non-GAAP	$17,567	9.7%	$11,742	7.8%

Net income — GAAP	$13,481	7.5%	$28,490	18.9%
Effect of reconciling items (e)	18,128	10.1%	1,020	0.7%

Net income — Non-GAAP	$31,609	17.6%	$29,510	19.6%

Diluted earnings per share — GAAP	$0.20		$0.41
Effect of reconciling items (f)	0.26		0.02

Diluted earnings per share — Non-GAAP	$0.46		$0.43

(a)	This reconciling item represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, the acquisition of the mobile video and multimedia test business of Dilithium Networks (affects 2006 only), the acquisition of certain technology from Bell Canada (affects 2006 only), the acquisition of G3 Nova Technologies, Inc. and the acquisition of Communication Machinery Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). We adopted FAS 123R effective January 1, 2006. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a) and (b).

(e)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax, on a diluted per share basis.

Exhibit A
Summary of Adjustments to Deferred Revenue
The following table summarizes the changes to deferred revenue for the quarters ended September 30, 2006 and December 31, 2006 (in millions):

	30-Sep-2006	31-Dec-2006
Deferred Revenues (Beginning Period Balance)	$41.5	$28.3

Net Deferrals during Period — Non-Implied PCS	1.8	1.9
Implied PCS Deferred during Period	2.1	3.1
Implied PCS Recognized during Period	(1.6)	(1.7)
Implied PCS Reversals during Period	(15.5)	(7.1)

Ending Net Adjustments	(13.2)	(3.8)

Deferred Revenues (Ending Period Balance)	$28.3	$24.5

The following table summarizes the previously reported changes to deferred revenue for the restated periods indicated below (in millions):

	Y/E 2003	Y/E 2004	Y/E 2005	31-Mar-06	30-Jun-06
Deferred Revenues (as Reported)	$5.4	$7.0	$8.9	$8.9	$9.8

Prior Cumulative Restatement Adjustments	12.3	15.7	22.0	30.4	32.3
Restatement Deferrals during Period	9.4	12.6	17.8	4.6	5.1
Implied PCS Recognized during Period	(5.8)	(6.3)	(8.3)	(2.5)	(2.6)
Implied PCS Reversals during Period	(0.2)	—	(1.1)	(0.2)	(3.1)

Ending Net Restatement Adjustments	15.7	22.0	30.4	32.3	31.7

Deferred Revenues (as Restated)	$21.1	$29.0	$39.3	$41.2	$41.5